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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 for the registration of 3,400,000 shares of Radiant Systems, Inc. common stock of our reports dated January 15, 1997 and June 20, 1997 with respect to the financial statements of Radiant Systems, Inc. and Restaurant Management and Controls Systems, Inc., respectively, included in the Radiant Systems, Inc. Form S-1 No. 333-30289.

                                          /s/ Arthur Andersen LLP

Atlanta, Georgia
July 15, 1997